UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2017

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K/A (this “Amendment No. 2”) amends the current report on Form 8-K dated May 23, 2017, filed by EVINE Live Inc. (the “Company”) with the U.S. Securities and Exchange Commission, as amended by that Amendment No. 1 on Form 8-K/A filed by the Company on May 25, 2017 (together, the “Original Reports”). The Original Reports disclosed that the Company had entered into a registered direct offering with certain investors for the sale of a total of 4,901,130 shares. The purpose of this Amendment No. 2 is to reflect that when the offering closed effective May 30, 2017, the Company actually issued 4,008,273 shares, rather than the amount previously stated. No other changes are hereby made to the Original Reports.

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2017, the Company entered into Common Stock Purchase Agreements (the “Purchase Agreements”) with certain investors, providing for the issuance and sale by the Company of 4,008,273 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), in a registered direct offering (the “Offering”).

The Shares were offered at a price of $1.12 per Share, except for Shares sold to certain officers and directors, who paid $1.15 per Share. The Company received gross proceeds from the Offering of approximately $4.5 million. The Company did not engage an underwriter or placement agent in connection with the Offering and therefore is not paying any underwriting discounts or commissions. The Company intends to use the net proceeds from the Offering to fund general corporate purposes, including working capital.

The closing of the Offering occurred on May 30, 2017. The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-203209), filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2015. The Shares were offered by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The legal opinion, including the related consent, of Gray, Plant, Mooty, Mooty & Bennett, P.A. relating to the legality of the issuance and sale of the Shares is filed hereto as Exhibit 5.1.

The foregoing is only a summary of the material terms of the Purchase Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the form of Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report, and incorporated herein by reference.

Item 8.01.	Other Events.

On May 24, 2017, the Company issued a press release in connection with the Offering. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.
10.1*	Form of Common Stock Purchase Agreement, dated May 22, 2017
23.1*	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1)
99.1*	Press Release, dated May 23, 2017

* Incorporated by reference to the current report on Form 8-K filed on May 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 30, 2017	EVINE LIVE INC.

	By:	/s/ Andrea M. Fike
Andrea M. Fike, General Counsel